SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  November 1, 1995



               JAMES RIVER CORPORATION OF VIRGINIA
     (Exact name of registrant as specified in its charter)


                            Virginia
         (State or other jurisdiction of incorporation)


            1-7911                           54-0848173
   (Commission File Number)     (IRS Employer Identification Number)


          120 Tredegar Street, Richmond, Virginia 23219
  (Address of principal executive offices, including zip code)


 Registrant's telephone number, including area code:  (804) 644-5411

Item 5.   Other Events.

     On November 1, 1995, James River Corporation of Virginia ("James River" or the "Company") published a press release announcing the signing of two definitive agreements with Benchmark Corporation of Delaware ("Benchmark") related to their plastic cutlery and foam cup operations. Under the first agreement, the Company will acquire Benchmark's plastic cutlery, straw and thermoforming operations. Under the second agreement, James River's Handi-Kup foam cup operations will be combined with Benchmark's foam cup operations in a joint venture. A copy of the press release is filed herewith as Exhibit 99(a).

     On November 7, 1995, the Company published a press release announcing the completion of the plastic cutlery acquisition. The Company anticipates, subject to normal closing conditions, that the foam cup joint venture will be completed during November 1995. A copy of the press release is filed herewith as Exhibit 99(b).

Item 7.   Financial Statements and Exhibits

(c)  Exhibits:

            99(a) Press release dated November 1, 1995, published by the registrant -- filed herewith.

            99(b) Press release dated November 7, 1995, published by the registrant -- filed herewith.



                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JAMES RIVER CORPORATION OF VIRGINIA



                              By: /s/ Clifford A. Cutchins, IV
                                   Clifford A. Cutchins, IV
                                   Senior Vice President, General Counsel,
                                   Corporate Secretary


Date:    November 13, 1995